Exhibit 99.1

ACKRELL SPAC PARTNERS I CO. ANNOUNCES STOCKHOLDER APPROVAL OF EXTENSION OF DEADLINE TO COMPLETE BUSINESS COMBINATION

New York, NY, June 21, 2022 (GLOBE NEWSWIRE) -- Ackrell SPAC Partners I Co. (“Ackrell” or the “Company”) (Nasdaq: “ACKIU” for units, “ACKIT” for subunits and “ACKW” for warrants) announced that its stockholders have approved an extension of the date by which the Company must consummate a business combination from June 23, 2022 to September 23, 2022 (or such earlier date as determined by Ackrell’s board of directors) (the “Extension”) at the special meeting of stockholders held on June 21, 2022 (the “Special Meeting”). The Extension provides Ackrell with additional time to complete the previously announced proposed business combination (the “Transaction”) with Blackstone Products (“Blackstone”).

Jason Roth, Chief Executive Officer of Ackrell, commented on the results of the meeting: “We are happy to report that more than 99% of the votes cast by our stockholders supported the extension, which will allow us additional time to complete our business combination with Blackstone. With this vote of approval, we will continue to work towards completing a successful business combination to build stockholder value for this company.”

The Company will deposit $200,000 (the “Extension Payment”) into the Company’s trust account for its public stockholders (the “Trust Account”), representing $0.0388 per public subunit, which enables the Company to further extend the period of time it has to consummate its initial business combination by one month from June 23, 2022 to July 23, 2022. This extension is the first of up to three monthly extensions permitted under the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation approved by our stockholders at the Special Meeting and has been funded by the proceeds from a promissory note issued by the Company to North Atlantic Imports, LLC, a Utah limited liability company d/b/a Blackstone Products, which entered into a business combination agreement with the Company, among others, on December 22, 2021. The Company previously extended the period of time it has to consummate its initial business combination from December 23, 2021 to March 23, 2022 and from March 23, 2002 to June 2022.

Stockholders holding 8,645,776 shares of common stock underlying Ackrell’s public subunits exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $89,068,505 (approximately $10.30 per share) will be removed from the Trust Account to pay such holders. Furthermore, as a result of the redemption, the one half of one warrant contained in each public subunit (resulting in an aggregate of 4,322,888 warrants) were also forfeited by such holders and automatically extinguished by the Company. Following the redemption, the Company’s remaining shares of common stock underlying its public subunits outstanding (“public shares”) were 5,154,224.  Ackrell must deposit into the Trust Account for the initial extension period (commencing June 24, 2022 and ending July 23, 2022) $200,000 on or before June 30, 2022.

Business Combination

On December 22, 2021, Ackrell entered into a definitive business combination agreement pursuant to which it would acquire Blackstone. Upon the closing of the business combination, which is expected in the third quarter of 2022, the combined company will be named Blackstone Products, Inc. Blackstone, which had previously announced its intention to list on Nasdaq, intends to transfer the listing of the common shares of the combined company to the NYSE under the new ticker symbol, “BLKS.”

About Ackrell SPAC Partners I Co.

Ackrell is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While Ackrell may pursue an acquisition in any business industry or sector, it intends to concentrate its efforts on identifying businesses in the branded fast-moving consumer goods industry.

About Blackstone Products

Blackstone Products, headquartered in Logan, UT, is fundamentally redefining how people cook outdoors. The company specializes in outdoor griddles which allow users to cook a wider variety of foods faster and more often.

Blackstone’s robust product line features innovative and easy-to-use griddles, accessories, and consumables that enhance outdoor cooking and make it more enjoyable and accessible to all for every meal. Blackstone believes in helping people create an experience with food that brings family and friends together.

Additional Information and Where to Find It

In connection with the proposed business combination, on February 15, 2022, Blackstone Products, Inc. filed a registration statement on Form S-4 (the “Form S-4”) with a proxy statement with the Securities and Exchange Commission (the “SEC”), as amended by Amendment No. 1 on April 13, 2022 and Amendment No. 2 on May 17, 2022. The Form S-4 contains information about the proposed transaction and the respective businesses of Blackstone and Ackrell. Ackrell will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. Ackrell stockholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents will contain important information about Ackrell, Blackstone, and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to stockholders of Ackrell as of a record date to be established for voting on the proposed transaction. Stockholders of Ackrell will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about Ackrell, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and Ackrell’s other filings with the SEC can also be obtained, without charge, by directing a request to: info@ackrellspac.com or Ackrell SPAC Partners I Co., 2093 Philadelphia Pike #1968, Claymont, DE 19703. Additionally, all documents filed with the SEC can be found on Ackrell’s website, www.ackrellspac.com. The information contained in, or that can be accessed through, Ackrell’s or the Company’s website is not incorporated by reference in, and is not part of, this press release.

No Offer or Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination, or (ii) an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act.

Participants in the Solicitation

Blackstone and Ackrell and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. Ackrell stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Ackrell in Ackrell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Ackrell’s stockholders in connection with the proposed business combination is included in the Form S-4 and will be included in the definitive proxy statement/prospectus that Ackrell intends to file with the SEC and mail to its stockholders of record for voting on the proposed transaction.

Caution Concerning Forward-Looking Statements

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. For example, projections of future net revenue, gross profit, gross margin, Adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements through the use of words or phrases such as “may”, “should”, “could”, “predict”, “potential”, “believe”, “will likely result”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would” and “outlook”, or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature, but the absence of such words does not mean that a statement is not forward-looking. These forward-looking statements are not historical facts and are based upon estimates and assumptions that, while considered reasonable by Ackrell and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement and any subsequent definitive agreements with respect to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against Ackrell, the Company, the combined company or other following the announcement of the proposed business combination and the business combination agreement with respect thereto; (3) the inability to complete the proposed business combination due to the failure to obtain approval of the stockholders of Ackrell, to obtain financing to complete the proposed business combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the proposed business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed business combination; (5) the ability to meet stock exchange listing standards following the consummation of the proposed business combination; (6) the risk that the proposed business combination disrupts current plans and operations of Ackrell or the Company as a result of the announcement and consummation of the proposed business combination; (7) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the proposed business combination; (10) the Company’s estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; (11) the Company’s inability to increase outdoor cooking market penetration or expand the categories for outdoor cooking; (12) the addressable market the Company intends to target does not grow as expected; (13) increased regulatory costs and compliance requirements in connection with any international or product line expansion; (14) the Company’s inability to expand and diversify its supply chain; (15) the loss of any key executives; (16) the loss of any relationships with key retailers; (17) the loss of any relationships with key suppliers; (18) the inability to protect the Company’s patents and other intellectual property; (19) lower than expected attachment rate and cross-selling capabilities for new products; (20) new technologies that compete with the Company in the griddle market and other outdoor cooking markets; (21) the inability to increase engagement with end-users via social media or other digital channels; (22) fluctuations in sales of the Company’s major customers; (23) the Company’s ability to execute its business plans and strategy; (24) the Company’s ability to maintain sufficient inventory and meet customer demand; (25) the Company’s inability to deliver expected cost and manufacturing efficiencies; and (26) other risks and uncertainties indicated from time to time in the Form S-4 and other documents filed or to be filed with the SEC by Blackstone Products, Inc. and Ackrell.

Contacts

Blackstone Products, Inc.

Media and Investor Contact

ICR

Blackstone@icrinc.com

Ackrell SPAC Partners I Co.

(650) 560-4753

Info@ackrellspac.com

Advantage Proxy, Inc.

Karen Smith

(877) 870-8565 (toll-free)

(206) 870-8565 (standard rates apply)

Ksmith@advantageproxy.com

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